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                        CONSENT OF INDEPENDENT AUDITORS

NHancement Technologies, Inc.
formerly BioFactors, Inc.
Golden, Colorado

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated April 19, 1996, except for Note 8 which is as of October 30, 1996, relating to the financial statements of Cossey-Capozzi, Inc., which are contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/  Meredith, Cardozo & Lanz LLP

San Jose, California
November 5, 1996